UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004 (August 30, 2004)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Anthem, Inc. (“Anthem”) has entered into a Second Extension Agreement dated as of August 30, 2004 (the “Second Extension Agreement”), to the Amended and Restated 364-Day Credit Agreement dated as of July 1, 2003 (the “Credit Agreement”), among Anthem, the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Syndication Agents, and Fleet National Bank and William Street Commitment Corporation, as Documentation Agents. The Lenders that are party to the Second Extension Agreement, and therefore the Credit Agreement, are: JPMorgan Chase Bank, Bank of America, N.A, The Bank of New York, Branch Banking and Trust Company of Virginia, Citicorp USA, Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch, Deutsche Bank, AG New York Branch, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Fifth Third Bank (Central Indiana), The Huntington National Bank, Morgan Stanley Bank, National City Bank of Indiana, PNC Bank, N.A., SunTrust Bank, UBS AG, Cayman Islands Branch, Union Planters Bank, N.A., Wachovia Bank, National Association, Wells Fargo Bank, National Association and William Street Commitment Corporation.

The Second Extension Agreement extends the maturity date of the revolving credit facility under the Credit Agreement (pursuant to which Anthem may borrow up to $600.0 million) to June 28, 2005. Any amounts outstanding under this facility at June 28, 2005 (except amounts that bear interest rates determined by a competitive bidding process) convert to a term loan at Anthem’s option, which expires on June 28, 2006. Anthem previously had entered into an Extension Agreement dated as of June 28, 2004 (the “First Extension Agreement”) to the Credit Agreement with the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Syndication Agents, and Fleet National Bank and William Street Commitment Corporation, as Documentation Agents, pursuant to which the revolving credit facility was extended to August 31, 2004. Anthem’s ability to borrow under the Credit Agreement is subject to compliance with certain covenants. As of the date hereof, there are no borrowings under the Credit Agreement.

Reference is made to the First Extension Agreement and the Second Extension Agreement filed as exhibits to this Current Report on Form 8-K for the detailed terms thereof. Reference is also made to the Credit Agreement, which was filed as Exhibit 4.12(i) to Anthem’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, for the detailed terms thereof.

The Agents and Lenders under the Credit Agreement and their affiliates have from time to time provided, and may continue to provide in the future, various investment banking, other commercial banking and/or financial advisory services to Anthem for which they have received, and will in the future receive, customary fees. An affiliate of one of the Syndication Agents and Lenders, Bank of America, N.A., was the underwriter in the sale by Anthem of $200 million aggregate principal amount of its 3.50% notes due 2007 (the “Notes”), and was also the owner of $190 million aggregate principal amount of Anthem’s 4.655% subordinated debentures that Anthem received as part of the proceeds from the offering of the Notes. Another of the Lenders, The Bank of New York, is the trustee under indentures pursuant to which (i) Anthem has issued the Notes, (ii) Anthem issued $230 million of debentures as part of Anthem’s 6.00% equity security units, and (iii) Anthem has issued $950 million of other notes. The Bank of New York is also the purchase contract agent for Anthem’s 6.00% equity security units. In addition, JPMorgan Chase Bank, the Administrative Agent and a Lender under the Credit Agreement, is the collateral agent, custodial agent and securities intermediary for Anthem’s 6.00% equity security units. JPMorgan Chase Bank also is the issuing and paying agent, and one of its affiliates, along with an affiliate of Bank of America, N.A., are dealers, under Anthem’s commercial paper program. Finally, the following Agents and Lenders, or their affiliates, are participants in the bridge loan and the expanded senior credit facilities which Anthem will enter into in connection with its pending merger with WellPoint Health Networks Inc.: Bank of America, N.A., The Bank of New York, The Bank of Tokyo-Mitsubishi Ltd., Citicorp USA, Inc., Credit Suisse First Boston, Deutsche Bank, JPMorgan Chase Bank, SunTrust Bank, UBS AG and Wachovia Bank, National Association.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8—Other Events

Item 8.01 Other Events.

On September 1, 2004, Anthem, Inc. (“Anthem”) and WellPoint Health Networks Inc. (“WellPoint”) issued a press release to announce that California Superior Court Judge Dzintra Janavs has set February 25, 2005 as the trial date for Anthem’s petition for writ of mandate to overturn the California Insurance Commissioner’s denial of Anthem’s application filed in connection with the proposed merger of Anthem and WellPoint. The press release also announced that Judge Janavs confirmed that the hearing on the Commissioner’s demurrer will take place on October 5, 2004. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Exhibits
4.12(ii)	Extension Agreement dated as of June 28, 2004, to the Amended and Restated 364-Day Credit Agreement dated as of July 1, 2003, among Anthem, Inc.; the Lenders party thereto; JPMorgan Chase Bank, as Administrative Agent; Bank of America, N.A. and Wachovia Bank, National Association, as Syndication Agents; and Fleet National Bank and William Street Commitment Corporation, as Documentation Agents.

4.12(iii)	Second Extension Agreement dated as of August 30, 2004, to the Amended and Restated 364-Day Credit Agreement dated as of July 1, 2003, among Anthem, Inc.; the Lenders party thereto; JPMorgan Chase Bank, as Administrative Agent; Bank of America, N.A. and Wachovia Bank, National Association, as Syndication Agents; and Fleet National Bank and William Street Commitment Corporation, as Documentation Agents.

99.1	Press Release, dated September 1, 2004, issued by Anthem, Inc. and WellPoint Health Networks Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2004

ANTHEM, INC.

By:	/S/ David R. Frick
Name:	David R. Frick
Title:	Executive Vice President and
Chief Legal and Administrative Officer